SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 28, 2004 (June 22, 2004)

(Date of Report (Date of Earliest Event Reported)

AMERICAN BUSINESS CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	68-0133692 (I.R.S. Employer Identification No.)

10602 Timberwood Circle, Suite # 9, Louisville, KY 40223
(Address of principal executive offices) (Zip Code)

(502) 339-4000
Registrant’s telephone number, including area code:

LOGISTICS MANAGEMENT RESOURCES, INC.
________________________

(Former name and former address, as changed since last report)

Item 5. Other Events and Required FD Disclosure.

On June 22, 2004, the Registrant caused an amendment to its Articles of Incorporation to be filed with the Secretary of State of Colorado (the "Amendment"). Pursuant to the Amendment, the Registrant changed its name from Logistics Management Resources, Inc. to American Business Corporation, increased the number of shares of its authorized capital stock from 75,000,000 to 500,000,000 and amended the par value of its authorized capital stock from no par value per share to $0.001 per share. The Amendment was approved at a Special Meeting of the Registrant's Stockholders held on June 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2004
AMERICAN BUSINESS CORPORATION
By: /s/Anthony R. Russo Name: Anthony R. Russo Title: President, Chief Executive Officer